Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 33-53542, 333-137857, and 333-208394) on Form S-8 of Unit Corporation Employees' Thrift Plan of our report dated June 16, 2016, relating to our audit of the financial statements and supplemental schedules of Unit Corporation Employees' Thrift Plan, which appears in this Annual Report on Form 11-K of The Unit Corporation Employees' Thrift Plan for the year ended December 31, 2015.

/s/ Hogan Taylor LLP

Hogan Taylor LLP
Tulsa, Oklahoma
June 16, 2016